Exhibit 99

Form 3 - Joint Filer Information

Name:    Frost Gamma Investments Trust

Address:    4400 Biscayne Boulevard
    15th Floor
    Miami, Florida  33137

Designated Filer:   Steven D. Rubin

Issuer & Ticker Symbol:  Orthodontix, Inc. (ORTX.OB)

Date of Event Requiring
 Statement:  December 31, 2006

Signature:  s/ Phillip Frost, M.D., Trustee
       s/ Phillip Frost, M.D.